Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

TRITIUM DCFC LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary shares, no par value		(1)(2)	(3)	(3)	—	—

	Equity	Preference Shares		(1)(2)	(3)	(3)	—	—

	Other	Warrants		(1)(2)	(3)	(3)	—	—

	Other	Rights		(1)(2)	(3)	(3)	—	—

	Other	Units		(1)(2)	(3)	(3)	—	—

	Unallocated (Universal Shelf)		457(o)			$500,000,000	0.00011020	$55,100

	Total Offering Amounts					$500,000,000	0.00011020	$55,100

	Total Fees Previously Paid					—		—

	Total Fee Offsets					—		—

	Net Fee Due							$55,100

(1)

The securities registered hereunder include such indeterminate number of (a) Ordinary Shares, (b) Preference Shares (c) warrants to subscribe for Ordinary Shares, (d) rights to subscribe for Ordinary Shares, and (e) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. In addition, an unspecified number of additional shares of Ordinary Shares is being registered as may be issued from time to time upon conversion of any securities that are convertible into Ordinary Shares or pursuant to any anti-dilution adjustments to any such convertible securities.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(3)

The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

1